Exhibit 10.6

AMENDMENT NUMBER 1

TO THE

UPS EXCESS COORDINATING BENEFIT PLAN

WHEREAS, United Parcel Service of America, Inc. (“UPS”) established this UPS Excess Coordinating Benefit Plan (“Plan”) to provide to certain highly compensated and management employees of UPS or its affiliated companies who are participants in the Retirement Plan those retirement benefits cannot be paid from the Retirement Plan as a result of the limitations imposed by Sections 401(a)(17) and 415 of the Code;

WHEREAS, UPS amended and restated this Plan effective as of January 1, 2009 to satisfy Section 409A of the Code;

WHEREAS, Section 7.1 of the Plan provides that UPS reserves the right to amend the Plan; and

WHEREAS, UPS desires to amend the Plan so that the normal form of benefit payment for a Participant with a Domestic Partner is the same as that for a married Participant.

NOW THEREFORE, BE IT RESOLVED that Section 3.3(a)(1) of the Plan be amended effective as of January 1, 2009 by deleting such section in its entirety and replacing it with a new Section 3.3(a)(1) to read as follows:

Annuity Form. Subject to Section 3.3(a)(2), the Coordinating Final Average Pay Benefit shall be paid in a Single Life Only Annuity if the Participant is not married on the date as of which benefits commence, in a Qualified Joint and Survivor Annuity if the Participant is married on the date as of which benefits commence, and in a 50% Joint and Survivor Annuity with the Participant’s Domestic Partner if the Participant has a Domestic Partner on the date as of which benefits commence. Alternatively, a Participant may elect to receive a Single Life Only Annuity, a Joint and Survivor Annuity or a Single Life Annuity with 120-Month Guarantee; provided such election is made on or before the Participant’s Separation from Service. The form of annuity shall be irrevocable after the Participant’s Separation from Service.

IN WITNESS WHEREOF, United Parcel Service of America, Inc. based upon action by the Board of Directors has caused this Amendment No. 1 to be executed this 2nd day of June, 2009.

ATTEST:		UNITED PARCEL SERVICE OF AMERICA, INC.

By:	/s/ Teri P. McClure	By:	/s/ D. Scott Davis
	Teri P. McClure		D. Scott Davis